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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             _____________________

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             ---------------------


      Sandy Spring Bancorp, Inc.               Sandy Spring Capital Trust I
      (Exact name of registrant as               (Exact name of registrant
      specified in its charter)                as specified in its charter)

               Maryland                                   Delaware
       (State of incorporation                    (State of incorporation
          or organization)                            or organization)

             52-1532952                                  Applied For
(IRS Employer Identification Number)        (IRS Employer Identification Number)

        17801 Georgia Avenue                        17801 Georgia Avenue
       Olney, Maryland  20832                      Olney, Maryland  20832
  (Address of principal executive             (Address of principal executive
            offices)                                     offices)


  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box.[_]

  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box.[_]

       Securities to be registered pursuant to Section 12(b) of the Act.

                                     None

       Securities to be registered pursuant to Section 12(g) of the Act.

 _____% Cumulative Trust Preferred Securities of Sandy Spring Capital Trust I
              and Guarantee thereof by Sandy Spring Bancorp, Inc.
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

  For a full description of the    % Cumulative Trust Preferred Securities (the
"Preferred Securities") issued by Sandy Spring Capital Trust I, a Delaware statutory business trust (the "Trust") and the guarantee with respect to the Preferred Securities by Sandy Spring Bancorp, Inc., a Maryland corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-90413 and 333-90413-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission ("SEC") on November 5, 1999 under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus, as such may be hereafter amended, is hereby incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.  Exhibits.

Exhibit Number        Description
--------------        -----------

     2.1 Certificate of Trust of Sandy Spring Capital Trust I. Incorporated by reference to Exhibit 4.3 to the Registration Statement.

     2.2 Form of Amended and Restated Declaration of Trust of Sandy Spring Capital Trust I. Incorporated by reference to Exhibit 4.4 to the Registration Statement.

     2.3 Form of Preferred Security Certificate of Sandy Spring Capital Trust I. Incorporated by reference to Exhibit 4.5 to the Registration Statement (included as an exhibit to Exhibit 4.4 of the Registration Statement).

     2.4 Form of Preferred Securities Guarantee Agreement for Sandy Spring Capital Trust I. Incorporated by reference to Exhibit 4.6 of the Registration Statement.

     2.5 Form of Indenture between Sandy Spring Bancorp, Inc. and The Bank of New York, as Trustee. Incorporated by reference to Exhibit 4.1 to the Registration Statement.

     2.7      Form of Subordinated Debenture. Incorporated by reference to
              Exhibit 4.2 to the Registration Statement (included as an exhibit to Exhibit 4.1 to the Registration Statement).
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                                  SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: November 8, 1999

                          SANDY SPRING BANCORP, INC.



                          By:  /s/ Hunter R. Hollar
                              --------------------------------------------------
                              Hunter R. Hollar, President


                          SANDY SPRING CAPITAL TRUST I


                          By:  /s/ Hunter R. Hollar
                              --------------------------------------------------
                              Hunter R. Hollar, Administrative Trustee



                          By:  /s/ James H. Langmead
                              -------------------------------------------------
                              James H. Langmead, Administrative Trustee



                          By:  /s/ Lawrence T. Lewis
                              --------------------------------------------------
                              Lawrence T. Lewis, Administrative Trustee